SEMPLE & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS

2700 NORTH CENTRAL AVENUE, NINTH FLOOR, PHOENIX, ARIZONA 85004 • TEL 602-241-1500 • FAX 602-234-1867

BDO SEIDMAN ALLIANCE

May 26, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Creative Vistas, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Amendment No. 3 to Form 8-K report dated May 27, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Semple & Cooper, LLP

Semple & Cooper, LLP